Exhibit 23.3

SHECHTMAN, MARKS, DEVOR
& ETSKOVITZ, P.C.
Certified Public Accountants and Management Consultants

To the Board of Directors and Stockholders
WasteMasters, Inc.
El Reno, Oklahoma

As independent auditors of All Waste Disposal Service, Inc., we hereby consent to the incorporation of our report dated September 9, 1999, relating to the consolidated balance sheet of All Waste Disposal Service, Inc. and Affiliates as of December 31, 1999, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended, in the Form 8-K/A of WasteMasters, Inc. reporting on its acquisition of Lisbon Landfill, Inc., All Waste Disposal Services, Inc. and Tri-State Waste Disposal Service, Inc.

/s/ Shechtman, Marks, Devor & Etskovitz, P.C.
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Shechtman, Marks, Devor & Etskovitz, P.C.
March 29, 2001

SHECHTMAN, MARKS, DEVOR
& ETSKOVITZ, P.C.
Certified Public Accountants and Management Consultants

To the Board of Directors and Stockholders
WasteMasters, Inc.
El Reno, Oklahoma

As independent auditors of Automated Waste Solutions, Inc., we hereby consent to the incorporation of our report dated September 9, 1999, relating to the consolidated balance sheet of All Waste Disposal Service, Inc. and Affiliates as of December 31, 1999, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended, in the Form 8-K/A of WasteMasters, Inc. reporting on its acquisition of Lisbon Landfill, Inc., All Waste Disposal Services, Inc. and Tri-State Waste Disposal Service, Inc.

/s/ Shechtman, Marks, Devor & Etskovitz, P.C.
------------------------------
Shechtman, Marks, Devor & Etskovitz, P.C.
March 29, 2001